Exhibit 10
THE PROGRESSIVE CORPORATION
2017 DIRECTORS EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

This Agreement (“Agreement”) is made this May __, 2019, by and between <name of participant> (“Participant”) and The Progressive Corporation (the “Company”).

1.    Award of Restricted Stock. The Company hereby grants to Participant an award (the “Award”) of restricted stock (the “Restricted Stock”) consisting of <number of shares> of the Company’s Common Shares, $1 Par Value (“Common Shares”), pursuant to, and subject to the terms of, The Progressive Corporation 2017 Directors Equity Incentive Plan (the “Plan”).

2.    Condition to Participant’s Rights under this Agreement. This Agreement shall not become effective, and Participant shall have no rights with respect to the Award or the Restricted Stock, unless and until Participant has fully executed this Agreement and delivered it to the Company (in the Company’s discretion, such execution and delivery may be accomplished through electronic means).

3.    Restrictions; Vesting. The Restricted Stock shall be subject to the restrictions and other terms and conditions set forth in the Plan, which are hereby incorporated herein by reference, and in this Agreement. Subject to the terms and conditions of the Plan and this Agreement, Participant’s rights in and to the shares of Restricted Stock shall vest on April 10, 2020.

The shares of Restricted Stock awarded under this Agreement shall vest as set forth above unless, prior to such vesting date, the Award and the applicable shares of Restricted Stock are forfeited or have become subject to accelerated vesting under the terms and conditions of the Plan or this Agreement. Until the shares of Restricted Stock vest, Participant shall not sell, transfer, pledge, assign or otherwise encumber such shares of Restricted Stock or any interest therein.

4.    Manner In Which Shares Will Be Held. All shares of Restricted Stock awarded to Participant hereunder shall be issued in book-entry form and held by the Company, or its designee, in such form, and as such, no stock certificates evidencing such shares will be issued or held with respect to such Restricted Stock. Certain terms, conditions and restrictions applicable to such Restricted Stock will be noted in the records of the Company’s transfer agent and in the book-entry system. At the Company’s discretion, and subject to the provisions of this Paragraph 4, stock certificates evidencing the shares of Restricted Stock awarded under this Agreement may be issued and registered in the name of Participant. In such event, such certificates shall be delivered to and held in custody by the Company, or its designee, until the restrictions thereon shall have lapsed or any conditions to the vesting of such Award, or a portion thereof, have been satisfied, and such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

Participant hereby irrevocably authorizes the Company and the Compensation Committee of the Board of Directors (the “Committee”) to take any and all appropriate action with respect to the evidence of Participant’s Restricted Stock, including, without limitation, issuing certificates for such Restricted Stock, issuing such Restricted Stock in book-entry form, transferring any previously issued certificates into book-entry form, transferring any Restricted Stock (whether held in certificate or book-entry form) into unrestricted form at vesting, or canceling any Restricted Stock (whether held in certificate or book-entry form) as and when required by this Agreement or the Plan, or undertaking any other action which may be done lawfully by the Company or the Committee in the administration of the Plan and this

Agreement. Participant specifically acknowledges and agrees that such certificates and/or book-entry evidence of Participant’s Restricted Stock may be transferred or cancelled pursuant to this Agreement and the Plan without requiring that a Stock Power be executed and delivered by Participant or requiring any other action on the part of Participant, and Participant authorizes the Company to undertake each such action without such Stock Powers.

Participant hereby further irrevocably appoints the Secretary of the Company and any employee of the Company who may be designated by the Secretary, and each of them, Participant’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for Participant and in his or her name, place and stead, in any and all capacities, to execute and deliver each and every document (including, without limitation, any such Stock Powers) which may be necessary or appropriate in connection with the issuance, transfer, cancellation or other action taken in connection with the Restricted Stock awarded hereunder pursuant to this Agreement or the Plan. The rights granted by Participant under this paragraph shall automatically expire as to shares of Restricted Stock awarded hereunder upon the transfer of such shares into unrestricted form at vesting or upon the cancellation of such shares at any time, as applicable, pursuant to this Agreement and the Plan.

5.    Rights of Shareholder. Except as otherwise provided in this Agreement or the Plan, Participant shall have, with respect to the shares of Restricted Stock awarded hereunder, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends as declared by the Company’s Board of Directors.

6.    Shares Non-Transferable. No shares of Restricted Stock shall be transferable by Participant other than by will or by the laws of descent and distribution. In the event any Award is transferred or assigned pursuant to a court order, such transfer or assignment shall be without liability to the Company, and the Company shall have the right to offset against such Award any expenses (including attorneys’ fees) incurred by the Company in connection with such transfer or assignment.

7.    Restricted Stock Deferral Plan. If Participant is eligible, and if Participant has made the appropriate election, to defer all or a portion of the Restricted Stock awarded hereunder into The Progressive Corporation Directors Restricted Stock Deferral Plan (the “Deferral Plan”), then the Common Shares that would otherwise vest in accordance with the terms of this Agreement and are subject to such election, instead of being delivered to Participant, shall be credited to Participant’s account and distributed in accordance with the terms of the Deferral Plan and Participant’s deferral election thereunder.

8.    Dividends. Participant acknowledges and agrees that the Company will pay, or cause to be paid, any cash dividends payable in respect of Restricted Stock through such method(s) of payment as the Company deems advisable, on or promptly after the date established by the Board of Directors for the payment of such cash dividend to holders of the Company’s Common Shares (the “Dividend Payment Date”), including, but not limited to: (i) payment by the Company’s transfer agent through the procedures established generally for shareholders of record; or (ii) payment by the Company to Participant directly by appropriate check, draft or automatic deposit, provided, however, that in the event a Vesting Date falls between a record date and a Dividend Payment Date for any such dividend and Participant has deferred the Award pursuant to and in accordance with the terms of the Deferral Plan, then such dividend shall not be paid to Participant but instead shall be reinvested in accordance with the Deferral Plan.

9.    Termination of Service. Except as otherwise provided in the Plan or as determined by the Committee, if Participant’s service as a member of the Board of Directors terminates for any reason other than death or Disability, all Restricted Stock held by Participant which is unvested or subject to restriction at the time of such termination shall be automatically forfeited immediately after such termination. In the event Participant dies while serving on the Board of Directors, all Restricted Stock held by Participant shall vest in full immediately after Participant’s death, and the Company shall process such vesting within thirty (30) days of receipt of notice thereof. In the event Participant resigns or is removed from the Board of Directors as a result of Participant’s Disability, all Restricted Stock held by Participant shall vest in full immediately after such resignation or removal, and the Company shall process such vesting within thirty (30) days of the date on which the Committee determines that such resignation or removal was the result of Participant’s Disability (but not later than December 31 of the year of such resignation or removal, or if later, the 15th day of the third calendar month following such resignation or removal).

10.    Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or in writing, between the parties hereto relating to the subject matter hereof; provided, however, that the Agreement shall be at all times subject to the Plan as provided above.

11.    Amendment. The Committee, in its sole discretion, may hereafter amend the terms of this Award to the fullest extent permitted by Section 13 of the Plan.

12.    Definitions: Unless otherwise defined in this Agreement, each capitalized term in this Agreement shall have the meaning given to it in the Plan.

13.    Acknowledgment. Participant hereby: (i) acknowledges receiving a copy of the Plan Description relating to the Plan, and represents that he or she is familiar with all of the material provisions of the Plan, as set forth in such Plan Description; (ii) accepts this Agreement and the Restricted Stock awarded pursuant hereto subject to all provisions of the Plan and this Agreement; and (iii) agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee relating to the Plan, this Agreement or the Restricted Stock awarded hereunder.

Agreed to as of the day and year first written above.

THE PROGRESSIVE CORPORATION

By:
Daniel P. Mascaro
Vice President & Secretary